UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2025

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 9, 2025 we issued a press release announcing first quarter of 2025 results. A copy of the press release is included in this Current Report on Form 8-K as Exhibit 99.1 and is furnished herewith.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We held our Annual Meeting of Shareholders on May 8, 2025 (the “Annual Meeting”). At the Annual Meeting, our shareholders approved the Koppers Holdings Inc. Amended and Restated 2020 Long Term Incentive Plan (the “Amended Plan”).

A summary of the Amended Plan was included in our definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2025 (the “2025 Proxy Statement”) under the section titled “Proxy Item 2 — Proposal to Approve Our Amended and Restated 2020 Long Term Incentive Plan” and is incorporated herein by reference. The summary of the Amended Plan contained in the 2025 Proxy Statement is qualified in its entirety by reference to the full text of the Amended Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Four matters were considered and voted upon at the Annual Meeting: (1) the election of eight persons to serve on our Board of Directors; (2) the approval of the Amended Plan; (3) an advisory resolution to approve named executive officer compensation; and (4) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025.

Election of Directors: Nominations of Leroy M. Ball, Xudong Feng, Ph.D., Traci L. Jensen, David L. Motley, Albert J. Neupaver, Andrew D. Sandifer, Nishan J. Vartanian and Sonja M. Wilkerson to serve as directors for one-year terms expiring in 2026 were considered, and all nominees were elected. All nominees received a majority of votes cast. The final voting results are as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Leroy M. Ball	16,924,890	351,419	60,982	1,406,687
Xudong Feng, Ph.D.	16,832,197	498,164	6,930	1,406,687
Traci L. Jensen	17,038,162	285,564	13,565	1,406,687
David L. Motley	16,998,228	331,833	7,230	1,406,687
Albert J. Neupaver	16,910,793	419,568	6,930	1,406,687
Andrew D. Sandifer	17,039,668	285,472	12,151	1,406,687
Nishan J. Vartanian	17,301,423	28,637	7,231	1,406,687
Sonja M. Wilkerson	16,978,455	347,145	11,691	1,406,687

Approval of the Koppers Holdings Inc. Amended and Restated 2020 Long Term Incentive Plan: The proposal to approve the Koppers Holdings Inc. Amended and Restated 2020 Long Term Incentive Plan was approved. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
12,093,826	5,231,663	11,802	1,406,687

Advisory Resolution to Approve Named Executive Officer Compensation: The advisory resolution approving the compensation of our named executive officers as disclosed in the Notice of Annual Meeting and Proxy Statement for the 2025 Annual Meeting was approved. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
17,013,701	284,443	38,716	1,406,687

Ratification of Appointment of KPMG LLP: The Audit Committee of our Board of Directors appointed KPMG LLP as our independent registered public accounting firm for fiscal year 2025. The final voting results to ratify the appointment of KPMG LLP are as follows:

For	Against	Abstain
18,423,707	273,139	47,132

There were no broker non-votes with respect to this matter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

Koppers Holdings Inc. Amended and Restated 2020 Long Term Incentive Plan (Incorporated herein by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed on May 9, 2025 by Koppers Holdings Inc. (File No. 333-287117)

99.1	Press Release dated May 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2025

KOPPERS HOLDINGS INC.

By:	/s/ Jimmi Sue Smith
Jimmi Sue Smith
Chief Financial Officer